Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER
AND FULL FISCAL YEAR 2014 RESULTS

•	Net sales for fourth quarter fiscal year 2014 were $936.4 million

•
Net income for fourth quarter fiscal year 2014 was $42.3 million, or $0.80 per diluted share, which included non-recurring costs (see Table A below) totaling approximately $48.1 million pre-tax ($0.59 per diluted share) related to the Jefferson Street facility closure and start-up of the Red Oak facility, early retirement incentives offered to certain Triumph Aerostructures employees and a net curtailment gain related to the Triumph Aerostructures pension plans. Excluding these items, earnings per share were $1.39 per diluted share

•
Full year revenues and earnings per share were $3.763 billion and $3.91 per diluted share. Excluding non-recurring costs (see Table B below) totaling approximately $72.4 million pre-tax ($0.89 per diluted share), earnings per share were $4.80 per diluted share

•	Cash flow from operations for fiscal year 2014 before pension contribution of $46.3 million was $181.5 million

•	Completed closure of the Jefferson Street facility ahead of schedule

•	Increased share repurchase authority to approximately 5.5 million shares and executed 300,000 share buyback for approximately $19.1 million

Berwyn, PA - May 7, 2014 - Triumph Group, Inc. (NYSE: TGI) today announced its results for the fourth quarter and full fiscal year ended March 31, 2014.

Jeffry D. Frisby, Triumph’s President and Chief Executive Officer, said, “Triumph ended the fiscal year with earnings on an adjusted basis beyond what we expected. The Aerospace Systems Group and the Aftermarket Services Group were able to deliver strong margins, expanding on a sequential quarterly basis, while the Aerostructures Group, excluding the Jefferson Street move related costs and the 747-8 program, delivered a solid quarter. We have made good progress with the execution of the 747-8 program, which is now stabilized and remains on schedule. The closure of our Jefferson Street facility and move to our new, state of the art facility in Red Oak was successfully completed in the quarter, significantly improving our competitive position for large composite structure and integrated

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assemblies with opportunity for growth. We continued the integration of our recent acquisitions and continued to successfully manage our pension obligations. In addition, we increased our share repurchase authority to approximately 5.5 million shares and executed a 300,000 share buyback during the quarter to provide immediate returns to our shareholders. Moreover, we believe that Triumph is well positioned to take advantage of significant growth opportunities which will provide increased value to our shareholders.”

Fourth Quarter Fiscal 2014 Highlights

For the fourth quarter ended March 31, 2014, net sales were $936.4 million, a five percent decrease from last year’s fourth quarter net sales of $986.3 million. Organic sales for the quarter decreased 11 percent primarily due to production rate cuts on the 747-8 program, lower revenues on the 767 program and a decrease in military sales.

Net income for the fourth quarter of fiscal year 2014 was $42.3 million, or $0.80 per diluted share, versus $65.6 million, or $1.24 per diluted share, for the fourth quarter of the prior fiscal year. The quarter’s results included approximately $48.1 million pre-tax ($31.2 million after tax or $0.59 per diluted share) of non-recurring costs related to the Jefferson Street facility closure and start-up of the Red Oak facility, early retirement incentives offered to certain Triumph Aerostructures employees and a net curtailment gain related to the Triumph Aerostructures pension plan. Excluding these items, earnings per share for the fourth quarter of fiscal 2014 were $1.39 per diluted share. The prior fiscal year’s quarter included $36.0 million pre-tax ($23.2 million after tax or $0.44 per diluted share) of non-recurring costs. Excluding these items, earnings per share for the prior fiscal year’s fourth quarter were $1.68 per diluted share. The number of shares used in computing diluted earnings per share for the quarter was 52.8 million shares.

The following table quantifies each of the non-recurring costs incurred in the fourth quarter of fiscal year 2014 as well as its impact on earnings per share.

TABLE A

	Fourth Quarter Ended
	March 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
	(In thousands)	(In thousands)
Adjusted Income from Continuing Operations - non-GAAP	$111,373	$73,467	$1.39
Non-Recurring Costs:
Curtailments	(395)	(256)	(0.00)		Corporate
Early Retirement Incentives	916	594	0.01		Corporate
Jefferson Street Move:
Relocation Costs (including interest)	24,125	15,633	0.30		Aerostructures (Primarily)
Disruption	17,801	11,535	0.22		Aerostructures (EAC)**
Accelerated Depreciation	5,643	3,657	0.07		Aerostructures (EAC)**
Income from Continuing Operations - GAAP	$63,283	$42,304	$0.80	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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Full Fiscal Year 2014 Highlights

For the fiscal year ended March 31, 2014, net sales totaled $3.763 billion, a two percent increase from fiscal year 2013 net sales of $3.703 billion. Organic sales for the fiscal year decreased six percent.

Net income for fiscal year 2014 was $206.3 million, or $3.91 per diluted share, versus $297.3 million, or $5.67 per diluted share, for fiscal year 2013. The fiscal year’s results included approximately $72.4 million pre-tax ($46.9 million after tax or $0.89 per diluted share) of non-recurring costs. Excluding the non-recurring costs, net income for fiscal year 2014 was $253.2 million, or $4.80 per diluted share. The prior fiscal year included approximately $44.2 million pre-tax ($28.5 million after tax or $0.54 per diluted share) of non-recurring costs. Excluding the non-recurring costs, earnings per share for fiscal year 2013 were $6.21 per diluted share. The number of shares used in computing diluted earnings per share for fiscal year 2014 was 52.8 million shares.

The following table quantifies each of the non-recurring costs incurred in fiscal year 2014 as well as its impact on earnings per share.

TABLE B

	Fiscal Year Ended
	March 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
	(In thousands)	(In thousands)
Adjusted Income from Continuing Operations - non-GAAP	$384,615	$253,161	$4.80
Non-Recurring Costs:
Settlements and Curtailments, net	1,166	756	0.01		Corporate
Early Retirement Incentives	916	594	0.01		Corporate
Jefferson Street Move:
Relocation Costs (including interest)	31,910	20,678	0.39		Aerostructures (Primarily)
Disruption	24,714	16,015	0.30		Aerostructures (EAC)**
Accelerated Depreciation	13,676	8,862	0.17		Aerostructures (EAC)**
Income from Continuing Operations - GAAP	$312,233	$206,256	$3.91	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

During fiscal year 2014, the company generated $181.5 million of cash flow from operations before Triumph Aerostructures’ pension contributions of $46.3 million; after these contributions, cash flow from operations was $135.1 million.

Segments

Aerostructures

The Aerostructures segment reported net sales for the fourth quarter of fiscal year 2014 of $632.6 million compared to $720.7 million for the prior fiscal year period. Organic sales for the quarter declined fourteen percent primarily due to production rate cuts on the 747-8 program, lower revenues on the 767

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program and a decrease in military sales. For the fiscal year 2014, net sales decreased six percent to $2.612 billion from $2.781 billion for the prior fiscal year. For the fourth quarter of fiscal year 2014, operating income was $36.2 million compared to $110.9 million for the prior fiscal year period and included $47.4 million of pre-tax charges related to the Jefferson Street facility move and $16.0 million of previously disclosed pre-tax charges resulting from reductions in the profitability estimates on the 747-8 program. Operating income for fiscal year 2014 was $255.0 million, compared to $469.9 million for the prior fiscal year. The segment’s operating results for the quarter included a net unfavorable cumulative catch-up adjustment on long-term contracts of $27.4 million, of which $20.6 million was related to the Jefferson Street facility move and $6.8 million was related primarily to the C-17 program. The segment’s operating margin for the quarter was six percent. Excluding the Jefferson Street move related costs and the 747-8 program, the segment’s operating margin for the quarter was approximately 17 percent.

Aerospace Systems

The Aerospace Systems segment reported net sales for the fourth quarter of fiscal year 2014 of $235.3 million compared to $184.1 million for the prior fiscal year period, an increase of twenty-eight percent. Organic sales growth for the quarter was one percent. For the fiscal year 2014, net sales increased forty-two percent to $871.8 million from $615.8 million for the prior fiscal year. Organic sales growth for the fiscal year was one percent. Operating income for the fourth quarter of fiscal year 2014 increased twenty-eight percent to $42.8 million versus $33.4 million for the prior fiscal year quarter. Operating margin for the quarter, while unchanged from the prior fiscal year period, increased sequentially to eighteen percent, a 280 basis points improvement. Operating income for fiscal year 2014 was $149.7 million, compared to $103.2 million for the prior fiscal year, an increase of forty-five percent. Operating margin for the fiscal year was seventeen percent. The segment’s fourth quarter and fiscal year 2014 operating results included $0.5 million and $6.8 million, respectively, of legal expenses associated with the ongoing trade secret litigation.

Aftermarket Services

The Aftermarket Services segment reported net sales for the fourth quarter of fiscal year 2014 of $70.5 million, compared to $83.9 million for the prior fiscal year period. The year over year decrease reflected the impact of the divestitures of the Instrument Companies. Organic sales for the quarter decreased nine percent primarily due to the timing of completion of certain contracts and continued military weakness. For the fiscal year 2014, net sales decreased nine percent to $287.3 million from $314.5 million for the prior fiscal year. Organic sales for the fiscal year decreased one percent. Operating income for the fourth quarter of fiscal year 2014 was $11.6 million compared to $13.0 million for the prior fiscal year quarter. Operating margin for the quarter increased to sixteen percent, a 100 basis points improvement over the prior year, driven primarily by a gain on the sale of a rotable asset and improved operating performance. Operating income for fiscal year 2014 was $42.3 million, compared to $45.4 million for the prior fiscal year. Operating margin for the fiscal year was fifteen percent.

Outlook

In commenting on the outlook for fiscal year 2015, Mr. Frisby said, “We are entering our new fiscal year with continued focus on improving operational execution and efficiency, reducing our cost structure, investing in key programs and technologies that will position Triumph for long-term growth and profitability and opportunistically buying back shares to return capital to our shareholders. We project

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sales in the range of $3.7 to $3.8 billion and earnings per share excluding non-recurring costs detailed below for fiscal year 2015 of $5.65 to $5.75 per diluted share.”

Adjusted Earnings Per Share-non-GAAP	$5.65 - $5.75

Non-Recurring Costs:
Jefferson Street/Red Oak Overhang Costs	$0.26

Anticipated Refinancing Fees Related to
the Senior Notes Due 2018	$0.26

Earnings Per Share - GAAP	$5.13 - $5.23

The overall guidance is based on the following assumptions for fiscal year 2015:

•	interest expense of $68.0 million, excluding refinancing fees

•	tax rate of 35.5%, which assumes the extension of the Research and Development tax credit

•	capital expenditures and investments in major new programs of $240.0 million to $260.0 million, of which approximately $125.0 million relates to investments in major new programs

•	pension income of approximately $52.0 million and cash contributions to the plan of approximately $110.0 million

•	OPEB expense of approximately $11.0 million and cash expenditures of approximately $27.0 million

•	productions rates based on known customer schedules

•	completion of C-17 production three months earlier than previously planned

•	cash available for debt reduction, acquisitions and share repurchases of approximately $250.0 million

As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2014 fourth quarter and year-end results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from May 8th to May 14th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1636202.

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about future aerospace market conditions, aircraft production rates, financial and operational performance and revenue, earnings and cash flow for fiscal year 2015. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause

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its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.

Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.
FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF INCOME	2014	2013	2014	2013

Net sales	$936,410	$986,268	$3,763,254	$3,702,702

Operating income	80,908	112,966	400,004	531,213

Interest expense and other	17,625	17,488	87,771	68,156
Income tax expense	20,979	29,876	105,977	165,710

Net Income	$42,304	$65,602	$206,256	$297,347

Earnings per share - basic:

Net income	$0.81	$1.32	$3.99	$5.99

Weighted average common shares outstanding - basic	52,199	49,814	51,711	49,663

Earnings per share - diluted:

Net income	$0.80	$1.24	$3.91	$5.67

Weighted average common shares outstanding - diluted	52,752	52,708	52,787	52,446

Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	March 31	March 31,
	2014	2013
Assets
Cash and cash equivalents	$28,998	$32,037
Accounts receivable, net	517,665	448,865
Inventory, net of unliquidated progress payments of $165,019 and $124,128	1,109,887	985,535
Rotable assets	41,666	34,853
Deferred income taxes	57,308	99,546
Prepaid and other current assets	24,897	24,481
Assets held for sale	—	14,747
Current assets	1,780,421	1,640,064

Property and equipment, net	930,973	815,084
Goodwill	1,793,487	1,721,720
Intangible assets, net	978,182	995,519
Other, net	69,954	66,792

Total assets	$5,553,017	$5,239,179

Liabilities & Stockholders' Equity
Current portion of long-term debt	$49,575	$133,930
Accounts payable	317,334	327,008
Accrued expenses	273,024	283,687
Liabilities related to assets held for sale	—	2,621
	639,933	747,246

Long-term debt, less current portion	1,500,808	1,195,933
Accrued pension and post-retirement benefits, noncurrent	508,516	671,175
Deferred income taxes, noncurrent	385,085	310,794
Other noncurrent liabilities	234,764	268,873

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,459,020 and 50,123,035 shares issued	52	50
Capital in excess of par value	866,281	848,372
Treasury stock, at cost, 300,000 and 0 shares	(19,134)	—
Accumulated other comprehensive income	(18,908)	(60,972)
Retained earnings	1,455,620	1,257,708
Total stockholders' equity	2,283,911	2,045,158

Total liabilities and stockholders' equity	$5,553,017	$5,239,179
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net Sales:
Aerostructures	$632,601	$720,722	$2,612,439	$2,781,344
Aerospace Systems	235,339	184,061	871,750	615,771
Aftermarket Services	70,463	83,881	287,343	314,506
Elimination of inter-segment sales	(1,993)	(2,396)	(8,278)	(8,919)
	$936,410	$986,268	$3,763,254	$3,702,702

Operating Income (Loss):
Aerostructures	$36,208	$110,901	$254,993	$469,873
Aerospace Systems	42,834	33,440	149,721	103,179
Aftermarket Services	11,586	12,950	42,264	45,380
Corporate	(9,720)	(44,325)	(46,974)	(87,219)
	$80,908	$112,966	$400,004	$531,213

Depreciation and Amortization:
Aerostructures	$31,300	$23,751	$114,302	$95,884
Aerospace Systems	9,542	6,199	37,453	19,869
Aftermarket Services	1,926	2,221	7,529	9,118
Corporate	1,229	1,190	4,993	4,635
	$43,997	$33,361	$164,277	$129,506

Amortization of Acquired Contract Liabilities:
Aerostructures	$(5,071)	$(5,683)	$(25,207)	$(25,457)
Aerospace Systems	(3,185)	(187)	(17,422)	(187)
	$(8,256)	$(5,870)	$(42,629)	$(25,644)

Capital Expenditures:
Aerostructures	$34,993	$24,300	$167,198	$90,466
Aerospace Systems	5,946	8,328	21,935	19,388
Aftermarket Services	3,145	4,009	13,940	14,820
Corporate	531	596	3,341	2,216
	$44,615	$37,233	$206,414	$126,890

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods:

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income	$42,304	$65,602	$206,256	$297,347

Add-back:
Income tax expense	20,979	29,876	105,977	165,710
Interest expense and other	17,625	17,488	87,771	68,156
Curtailments, settlements and early retirement incentives	(395)	29,344	1,166	34,481
Amortization of acquired contract liabilities	(8,256)	(5,870)	(42,629)	(25,644)
Depreciation and amortization	43,997	33,361	164,277	129,506

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$116,254	$169,801	$522,818	$669,556

Net sales	$936,410	$986,268	$3,763,254	$3,702,702

Adjusted EBITDA Margin	12.5%	17.3%	14.1%	18.2%
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$42,304

Add-back:
Income tax expense	20,979
Interest expense and other	17,625

Operating income (loss)	$80,908	$36,208	$42,834	$11,586	$(9,720)

Pension/OPEB curtailment	(395)	—	—	—	(395)
Amortization of acquired contract liabilities	(8,256)	(5,071)	(3,185)	—	—
Depreciation and amortization	43,997	31,300	9,542	1,926	1,229

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$116,254	$62,437	$49,191	$13,512	$(8,886)

Net sales	$936,410	$632,601	$235,339	$70,463	$(1,993)

Adjusted EBITDA Margin	12.5%	9.9%	21.2%	19.2%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$206,256

Add-back:
Income tax expense	105,977
Interest expense and other	87,771

Operating income (loss)	$400,004	$254,993	$149,721	$42,264	$(46,974)

Net pension (curtailment) settlement	1,166	—	—	—	1,166
Amortization of acquired contract liabilities	(42,629)	(25,207)	(17,422)	—	—
Depreciation and amortization	164,277	114,302	37,453	7,529	4,993

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$522,818	$344,088	$169,752	$49,793	$(40,815)

Net sales	$3,763,254	$2,612,439	$871,750	$287,343	$(8,278)

Adjusted EBITDA Margin	14.1%	13.3%	19.9%	17.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$65,602

Add-back:
Income tax expense	29,876
Interest expense and other	17,488

Operating income (loss)	$112,966	$110,901	$33,440	$12,950	$(44,325)

Curtailments and early retirement incentives	29,344	—	—	—	29,344
Amortization of acquired contract liabilities	(5,870)	(5,683)	(187)	—	—
Depreciation and amortization	33,361	23,751	6,199	2,221	1,190

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$169,801	$128,969	$39,452	$15,171	$(13,791)

Net sales	$986,268	$720,722	$184,061	$83,881	$(2,396)

Adjusted EBITDA Margin	17.3%	18.0%	21.5%	18.1%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$297,347

Add-back:
Income tax expense	165,710
Interest expense and other	68,156

Operating income (loss)	$531,213	$469,873	$103,179	$45,380	$(87,219)

Curtailments and early retirement incentives	34,481	—	—	—	34,481
Amortization of acquired contract liabilities	(25,644)	(25,457)	(187)	—	—
Depreciation and amortization	129,506	95,884	19,869	9,118	4,635

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$669,556	$540,300	$122,861	$54,498	$(48,103)

Net sales	$3,702,702	$2,781,344	$615,771	$314,506	$(8,919)

Adjusted EBITDA Margin	18.2%	19.6%	20.0%	17.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	March 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$63,283	$42,304	$0.80
Non-Recurring Costs:
Curtailments	(395)	(256)	(0.00)		Corporate
Early retirement incentives	916	594	0.01		Corporate
Relocation Costs (including interest)	24,125	15,633	0.30		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	17,801	11,535	0.22		Aerostructures (EAC)**
Accelerated Depreciation	5,643	3,657	0.07		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$111,373	$73,467	$1.39	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Twelve Months Ended
	March 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$312,233	$206,256	$3.91
Non-Recurring Costs:
Settlements and curtailments, net	1,166	756	0.01		Corporate
Early retirement incentives	916	594	0.01		Corporate
Relocation Costs (including interest)	31,910	20,678	0.39		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	24,714	16,015	0.30		Aerostructures (EAC)**
Accelerated Depreciation	13,676	8,862	0.17		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$384,615	$253,161	$4.80	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"
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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	March 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$95,478	$65,602	$1.24
Non-Recurring Costs:
Curtailments	23,662	15,250	0.29		Corporate
Early retirement incentives	5,682	3,662	0.07		Corporate
Integration	438	282	0.01		Aerostructures (Primarily)
Pension remeasurement	1,800	1,160	0.02		Aerostructures (EAC)**
Jefferson Street Move:
Disruption	600	387	0.01		Aerostructures (EAC)**
Accelerated Depreciation	800	516	0.01		Aerostructures (EAC)**
Deal Costs-Primarily Triumph Engine Control Systems	3,027	1,951	0.04		Corporate
Income from continuing operations - non-GAAP	$131,487	$88,810	$1.68	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Twelve Months Ended
	March 31, 2013			Location on
	Pre-Tax	After-Tax	Diluted EPS	Financial Statements
Income from Continuing Operations - GAAP	$463,057	$297,347	$5.67
Non-Recurring Costs:
Curtailments	23,662	15,250	0.29	Corporate
Early retirement incentives	10,819	6,973	0.13	Corporate
Integration	2,665	1,718	0.03	Aerostructures (Primarily)
Pension remeasurement	1,800	1,160	0.02	Aerostructures (EAC)**
Jefferson Street Move:
Disruption	600	387	0.01	Aerostructures (EAC)**
Accelerated Depreciation	800	516	0.01	Aerostructures (EAC)**
Deal Costs-Primarily Triumph Engine Control Systems	3,892	2,508	0.05	Corporate
Income from continuing operations - non-GAAP	$507,295	$325,859	$6.21

** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Twelve Months Ended
	March 31,
	2014	2012

Cash provided by operations, before pension contributions	$181,483	$430,736
Pension contributions	46,347	109,818
Cash provided by operations	135,136	320,918
Less:
Capital expenditures	206,414	126,890
Dividends	8,334	8,005
Free cash flow available for debt reduction	$(79,612)	$186,023

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2014	2013
Calculation of Net Debt
Current portion	$49,575	$133,930
Long-term debt	1,500,808	1,195,933
Total debt	1,550,383	1,329,863
Less: Cash	28,998	32,037
Net debt	$1,521,385	$1,297,826

Calculation of Capital
Net debt	$1,521,385	$1,297,826
Stockholders' equity	2,283,911	2,045,158
Total capital	$3,805,296	$3,342,984

Percent of net debt to capital	40.0%	38.8%

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